AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of June 27, 2024, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Principal Global Investors, LLC, a Delaware limited liability company (“Subadviser”), dated March 15, 2022 (the “Agreement”).

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Principal Global Investors, LLC
By:	/s/ David A. Weiss	By:	/s/ Barbara Wenig
	Signature		Signature
Name:	David Weiss	Name:	Barbara Wenig
	Printed		Printed
Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:	Executive Managing Director – Global Head of Operations & Services, Principal Asset Management

		By:	/s/ Karl Goodman
Signature
		Name:	Karl Goodman
Printed
		Title:	Assistant General Counsel

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]